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                                                                    EXHIBIT 10.2

                               SECURITY AGREEMENT

                           This Security Agreement (the "AGREEMENT") is made as of October 23, 2002, by and between INTERLEUKIN GENETICS, INC., a Delaware corporation, of 135 Beaver Street, 2nd Floor, Waltham, Massachusetts 02452 ("DEBTOR"), and PYXIS INNOVATIONS INC., a Delaware corporation, of 7575 Fulton Street East, Ada, Michigan 49355-0001 ("SECURED PARTY").

                           Debtor and Secured Party are parties to a Note Purchase Agreement, dated as of the date of this Agreement (the "NOTE PURCHASE AGREEMENT"). Section 2.3 of the Note Purchase Agreement requires that this Agreement be delivered in connection with the initial closing of the transactions contemplated by the Note Purchase Agreement.

                           The parties agree as follows:

                  1. GRANT OF SECURITY INTEREST. Debtor grants to Secured Party a continuing security interest in:

                  1.1. The United States patents and patent applications set forth on SCHEDULE A, including all related divisions, continuations, continuations-in-part, continuing prosecution applications, extensions, reissues, reexaminations and foreign counterparts;

                  1.2. All other existing and after-acquired intellectual property assets of Debtor, including without limitation all ideas, inventions, discoveries, improvements, know-how, trade secrets, confidential information, proprietary information and all other intellectual property as well as all related patents, trademarks, design patents, utility models, design registrations, industrial designs, copyrights, trade dress rights, trade secret rights, intellectual property licenses and all other intellectual property rights of the Debtor (collectively, "OTHER INTELLECTUAL PROPERTY ASSETS"), excluding from the Other Intellectual Property Assets only those intellectual property assets exclusively related to periodontal disease and sepsis; and

                  1.3. All existing and after-acquired accounts and general intangibles of Debtor relating to or arising out of the property and assets described in Sections 1.1 or 1.2, including without limitation all licenses; together with (a) all proceeds of the foregoing, including, without limitation, all cash, checks, drafts, accounts receivable, chattel paper, leases and instruments that Debtor receives in connection with any sale, lease, license, exchange or other disposition of any of the foregoing, and (b) all books, records (including computer software) and documents that at any time evidence or relate to any of the foregoing or any proceeds of the foregoing. All of the foregoing properties and assets of Debtor are referred to collectively in this Agreement as the "COLLATERAL."

                  2. INDEBTEDNESS SECURED. The foregoing security interest is given to secure payment and performance of all obligations and indebtedness that Debtor now and in the future owes to Secured Party under this Agreement and the obligations and indebtedness evidenced by the following instruments, documents, or agreements which Debtor has signed:
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
                  INSTRUMENT, DOCUMENT
                       OR AGREEMENT                       DATE                   AMOUNT
                       ------------                       ----                   ------
                  Note Purchase Agreement            October 23, 2002
                  Promissory Note                    October 23, 2002           $500,000
                  Promissory Note                    November 15, 2002          $500,000
                  Promissory Note                    December 16, 2002          $500,000

         The indebtedness and obligations that this security interest secures are collectively called the "INDEBTEDNESS."

                  3. WARRANTIES, REPRESENTATIONS, AND AGREEMENTS. Debtor warrants and represents to Secured Party, and agrees, as follows:

                  3.1. Debtor is the exclusive owner of the Collateral, and none of the Collateral is subject to any lien, security interest, encumbrance or claim in favor of any third party, and no financing statement is on file in any public office covering any of the Collateral.

                  3.2. All information that Debtor has furnished or in the future furnishes to Secured Party concerning Debtor or the Collateral, including, without limitation, all information concerning the condition, quality or value of the Collateral, is and will be correct and complete in all material respects.

                  3.3. Debtor's exact legal name is set forth in the first paragraph of this Agreement, and Debtor's employer identification number is 94-3123681. Debtor's address set forth on the first page of this Agreement is the location of Debtor's sole place of business.

                  4. AGREEMENTS OF DEBTOR. Debtor agrees that:

                  4.1. Debtor shall not cause or permit any lien, security interest or encumbrance to be placed on any Collateral, except in favor of Secured Party. Unless otherwise agreed in advance by Secured Party in writing, Debtor shall not license, sell, assign, or transfer any Collateral or permit the Collateral to be transferred by operation of law.

                  4.2. Debtor shall maintain all records concerning the Collateral at Debtor's address appearing on the first page of this Agreement. Debtor shall furnish to Secured Party all information regarding the Collateral that Secured Party from time to time requests and shall allow Secured Party at any reasonable time to inspect the Collateral and Debtor's records regarding the Collateral.

                  4.3. Debtor shall sign, file, record or obtain from third persons, all subordination agreements and other documents, and shall take all other actions, that Secured Party considers necessary or appropriate to perfect, to continue perfection of, or to maintain first priority of, Secured Party's security interest in the Collateral. Actions that Secured Party may require Debtor to take under the preceding sentence include, without limitation, (a) giving Secured Party possession of Collateral, and (b) obtaining from any third party who has possession of Collateral an acknowledgment that the third party holds the Collateral for Secured Party.

                  4.4. Debtor shall promptly notify Secured Party in writing of any change in Debtor's name, identity or corporate structure, and of any change in the location of Debtor's place of business and of the location of each additional place of business that Debtor establishes. Debtor shall not make any change in its name or its organizational structure or in the jurisdiction under the laws of which Debtor is organized, without Secured Party's prior written consent.

                  4.5. Debtor shall indemnify Secured Party with respect to all losses, damages, liabilities and expenses (including attorney fees) that Secured Party incurs by reason of any failure of Debtor to comply with any obligation under this Agreement or by reason of any warranty or representation that Debtor makes to Secured Party in this Agreement being false in any material respect.

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                  5. SECURED PARTY'S RIGHT TO PERFORM. If Debtor fails to
         perform any obligation of Debtor under this Agreement, then Secured Party may, without giving notice to or obtaining the consent of Debtor, perform that obligation on behalf of Debtor. Debtor shall reimburse Secured Party on demand for any expense that Secured Party incurs in performing the obligation and shall pay to Secured Party interest on each expense, from the date the expense was incurred by Secured Party, at an annual rate equal to the lesser of (a) 15 percent, or (b) the highest rate to which Debtor could lawfully agree in writing. Secured Party is not required to perform an obligation that Debtor has failed to perform. If Secured Party does so, then that shall not be a waiver of Secured Party's right to declare the Indebtedness immediately due and payable by reason of Debtor's failure to perform.

                  6. EVENTS OF DEFAULT AND ACCELERATION. Any part or all of the Indebtedness shall, at the option of Secured Party, become immediately due and payable without notice or demand upon the occurrence of an event of default as specified in the promissory notes described in
         Section 2.

                  7. SECURED PARTY'S RIGHTS AND REMEDIES. Secured Party shall have all rights and remedies of a secured party under applicable laws. Without limiting those rights and remedies:

                  7.1. Upon the occurrence of an event of default: (a) without notice or demand to Debtor, Secured Party shall be entitled to notify Debtor's account debtors, obligors and licensees, to make all payments directly to Secured Party, and Secured Party shall have the right to take all actions that Secured Party considers necessary or desirable to collect upon the Collateral, including, without limitation, prosecuting actions against, or settling or compromising disputes and claims with, Debtor's account debtors, obligors, and licensees, (b) without notice or demand to Debtor, Secured Party may receive, open, dispose of and notify the postal authorities to change the address of, mail directed to Debtor, and (c) upon Secured Party's demand, Debtor shall immediately deliver to Secured Party, at the place that Secured Party designates, all proceeds of the Collateral and all books, records, agreements, licenses, leases, documents and instruments that evidence or relate to the Collateral.

                  7.2. If all or any part of the Indebtedness is not paid at maturity, then Debtor, upon Secured Party's demand, shall deliver the Collateral and proceeds of Collateral to Secured Party at the place that Secured Party designates, and Secured Party may dispose of the Collateral in any commercially reasonable manner in accordance with applicable law. Any notification that Secured Party is required to give to Debtor regarding any sale or other disposition of Collateral shall be considered reasonable if it is mailed at least ten days before the sale or other disposition.

                  7.3. If all or any part of the Indebtedness is not paid at maturity, then Secured Party shall have the right (but no obligation) to continue or complete the processing of, or other operations in connection with, any part of the Collateral, and, for that purpose, to enter and remain upon or in any land or buildings that are possessed by Debtor or that Debtor has the right to possess. Debtor shall reimburse Secured Party on demand for any expense that Secured Party incurs in connection with those activities and shall pay to Secured Party interest on each expense, from the date on which Secured Party incurred the expense, at the rate specified in Section 5.

                  7.4. Secured Party shall apply the proceeds of any collection or disposition of Collateral first to expenses that Secured Party incurs in retaking, holding, preparing for disposition, processing and disposing of the Collateral and to Secured Party's attorney fees and expenses, as provided in Section 8, and then to the Indebtedness, and Debtor shall be liable for any deficiency remaining. Secured Party does not have any obligation to prepare or process any Collateral for sale or other disposition. If Secured Party sells any of the Collateral on credit, then Debtor will be credited only with payments that the purchaser actually makes and that Secured Party receives and applies to the unpaid balance of the purchase price of the Collateral. If the purchaser fails to pay for the Collateral, then Secured Party may again dispose of the Collateral and apply the proceeds in accordance with this paragraph.

         All rights and remedies of Secured Party shall be cumulative and may be exercised from time to time.

                  8. EXPENSES. Debtor shall reimburse Secured Party on demand for all attorney fees, legal

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         expenses and other expenses that Secured Party incurs in protecting and enforcing its rights under this Agreement. This includes fees and expenses that Secured Party incurs in trying to take possession of Collateral from Debtor, a trustee or receiver in bankruptcy or any other person. Secured Party may apply any proceeds of collection or disposition of Collateral to Secured Party's reasonable attorney fees, legal expenses and other expenses.

                  9. AMENDMENTS AND WAIVERS. A provision of this Agreement may not be modified or waived except by a written agreement that Secured Party signs. Secured Party shall continue to have all of its rights under this Agreement even if it does not fully and promptly exercise them on all occasions.

                  10. NOTICES. Any notice to Debtor or to Secured Party shall be considered to be given if and when delivered pursuant to Section 8.5 of the Note Purchase Agreement.

                  11. OTHER. In this Agreement, "MATURITY" of any of the Indebtedness means the time when that Indebtedness has become due and payable, for whatever reason (including, for example, acceleration due to default or bankruptcy). This Agreement shall be governed by, and interpreted according to, Michigan law.

                  12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective, successors and assigns.

                  SECURED PARTY AND DEBTOR EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, INCLUDING ANY CLAIM, COUNTERCLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM ("CLAIM"), THAT IS BASED UPON, ARISES OUT OF OR RELATES TO THIS SECURITY AGREEMENT OR THE INDEBTEDNESS, INCLUDING, WITHOUT LIMITATION, ANY CLAIM THAT IS BASED UPON, ARISES OUT OF OR RELATES TO ANY ACTION OR INACTION OF SECURED PARTY IN CONNECTION WITH ANY ACCELERATION OF THE INDEBTEDNESS OR ANY ENFORCEMENT OF SECURED PARTY'S SECURITY INTEREST IN THE COLLATERAL.

         Debtor and Secured Party have signed this Security Agreement as of the date stated on the first page.

                                        INTERLEUKIN GENETICS, INC.
                                                 DEBTOR

                                        By:      /s/ Fenel Eloi
                                                 -------------------------------
                                                 Name:   Fenel Eloi
                                                 Title: Chief Financial Officer

                                        PYXIS INNOVATIONS INC.
                                                   SECURED PARTY

                                        By:      /s/ Janice Jackson
                                                 -------------------------------
                                                 Name:   Janice Jackson
                                                 Title:

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